UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2012

CHINA-BIOTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34123	98-0393071
(Commission File Number)	(IRS Employer Identification No.)
No. 26 Orient Global Headquarter Lane 118, Yonghe Road Zhabei District, Shanghai 200072 People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

(86 21) 3639 1922

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On February 25, 2012, the board of directors of China-Biotics, Inc. (the “Company”) requested the resignation of Jonathan Chan from the Company’s board of directors and from his position as the Chairman of the Company’s Audit Committee because Mr. Chan was unable to devote the necessary time to the Company in order to fulfill his duties. Mr. Chan communicated his resignation orally and has not provided the Company with a written resignation. The board of directors of the Company accepted his resignation. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)    On February 25, 2012, the Company announced the appointment of Mr. Ivan Chu, Siu-lun, as a new director of the Company and as the new Chairman of the Company’s Audit Committee, effective immediately, to replace the vacancy created by Mr. Chan’s resignation.  Mr. Chu, age 31, brings more over 8 years of professional experience in governmental, executive and corporate finance with various public companies and investment institutions. Since September 2011, Mr. Chu has been the project director for Suncorp Technology Limited, a company listed on the Hong Kong Exchange. Since July 2011, he also has served as an independent director and a member of the audit committee of CNC Holding Limited, a Hong Kong Exchange listed company. Since September 2007, Mr. Chu also has served as the founder and executive director of HUDA Asia Investments Limited, a corporate financing company that provides services in IPO consultation, advisory services in mergers and acquisition of listed companies, management of investment funds and other securities related services. Through his professional experience, Mr. Chu has developed expertise in financial management, account reporting, mergers and acquisitions, risk control, fund valuation, SOX 404 compliance and operational management of project development.

Mr. Chu holds a Bachelor of Art (Honors) degree in Business Studies from the Bolton Institute of the University of Bolton, UK. He is certified by the Institute of Financial Accountants, UK as a Financial Accountant and by Institute of Financial Planners of Hong Kong as a Financial Planner (AFP TM). Mr. Chu is currently studying for his Master of Science degree in Finance at the National University of Ireland.

Mr. Chu will receive compensation of HKD $30,000 per month for his services as director and Chairman of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc. (Registrant)

Date: February 29, 2012	By:	/s/ Song Jinan
Song Jinan Chief Executive Officer, President, Treasurer, and Secretary